Exhibit 1

COSTA BRAVA PARTNERSHIP III,	IN THE
L.P., et al.
CIRCUIT COURT
Plaintiffs,
FOR
v.
BALTIMORE CITY
TELOS CORPORATION, et al.
Case No. 24-C-05-009296
Defendants.
Specially Assigned to Honorable
Albert J. Matricciani, Jr.

TELOS CORPORATION, et al.

Counter-Plaintiff,

v.

COSTA BRAVA PARTNERSHIP III,
L.P., et al.,

Counter-Defendant

CONSENT ORDER

Upon the consent and agreement of Defendant and Counter-Plaintiff Telos Corporation (“Telos”) and Plaintiff and Counter Defendant Costa Brava Partnership III, L.P., (“Costa Brava”), this 30th day of May, 2007,

Costa Brava hereby agrees to cease, desist and refrain from initiating all further direct or indirect, verbal or written, contact or communications with Wells Fargo pertaining to alleged violations of court orders entered in a proceeding in England that allegedly reached a full and final settlement over three years ago; and further

The Court hereby ORDERS that this Consent Order shall stay in full force and effect until the Court holds a hearing on and resolves Telos’ pending Motion for Preliminary Injunction.

/s/ Hon. Albert J. Matricciani, Jr.
Hon. Albert J. Matricciani, Jr.
Circuit Court Judge

2